As filed with the Securities and Exchange Commission on October 31, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PIXELWORKS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	91-1761992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400

San Jose, California 95110

(408) 200-9200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Todd DeBonis

President and Chief Executive Officer

Pixelworks, Inc.

224 Airport Parkway, Suite 400

San Jose, California 95110

(408) 200-9200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jorge del Calvo, Esq.

Christina F. Pearson, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover St.

Palo Alto, California 94304

(650) 233-4500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	892,751(1)(2)	$5.35(3)	$4,776,217.85(3)	$594.64

(1)	Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminable number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event. No additional consideration will be received for the common stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.
(2)	Represents the maximum number of shares of common stock that we expect could be issued upon conversion of the ViXS Systems, Inc. convertible secured subordinated debentures.
(3)	The proposed maximum offering price per share with respect to the 892,751 shares being registered pursuant to this registration statement is $4,776,217.85, estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(a) under the Securities Act, and, in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices of our common stock on The NASDAQ Global Market on October 24, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion; Dated October 31, 2017

PROSPECTUS

892,751 Shares

Common Stock

Our subsidiary ViXS Systems, Inc. previously issued and sold convertible secured subordinated debentures in private transactions that closed prior to our acquisition of ViXS in August 2017. CAD$6,350,000 of convertible debentures are outstanding and are convertible, at the option of the holder, prior to their maturity into shares of our common stock. In such circumstances, the recipients of such common stock, whom we refer to herein as the selling stockholders, may use this prospectus to resell from time to time the shares of our common stock that we may issue to them upon the conversion of the convertible debentures. Additional selling stockholders may be named by future prospectus supplements.

The registration of the shares of our common stock covered by this prospectus does not necessarily mean that the convertible debentures will convert into shares of our common stock or that, if such convertible debentures are so converted and our shares are issued pursuant thereto, that the selling stockholders will offer or sell such shares.

We will receive no proceeds from any issuance of shares of our common stock to the selling stockholders or from any sale of such shares by the selling stockholders. The selling stockholders from time to time may offer and sell the shares held by them in a number of different ways and at varying prices, as described in more detail in this prospectus under the heading “Plan of Distribution.”

Our common stock is listed on The NASDAQ Global Market under the symbol “PXLW.” On October 30, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $5.52 per share.

Investing in our shares of common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus and any accompanying prospectus supplement prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we, nor the selling stockholders, have authorized anyone to provide you with information or make any representation that is different.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this process, the selling stockholders may, from time to time, sell the shares of our common stock, as described in this prospectus, in one or more offerings.

You should rely only on the information contained and incorporated by reference into this prospectus or in any prospectus supplement. We and the selling stockholders have not authorized anyone to provide you with different or additional information. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date of this prospectus or any prospectus supplement, respectively, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale made under this prospectus.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional or different information, such as additional or different risk factors or other special considerations applicable to us or our business, financial condition or results of operations. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement.

This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor it is an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of our common stock being offered.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Pixelworks” and similar terms refer to Pixelworks, Inc., an Oregon corporation, and its consolidated subsidiaries.

RISK FACTORS

Investing in shares of our common stock involves risk. Before making any investment decision, you should carefully consider the risk factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act.

These risks could materially affect our business, results of operation or financial condition and affect the value of our common stock. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Given these risks and uncertainties you should not place undue reliance on these forward looking statements. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “could,” “might,” “expect,” “believe,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC. Additional cautionary statements or discussions of risks and uncertainties that could affect out results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

In addition, the following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our ability to execute on our strategy, including the integration of ViXS, competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, or SEC.

These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

THE COMPANY

Pixelworks designs, develops and markets visual display processing semiconductors, intellectual property cores, software and custom ASIC solutions for high-quality digital video applications. In addition, the Company offers a suite of solutions for advanced media processing as well as the efficient delivery and streaming of video.

The Company enables worldwide manufacturers to offer leading-edge consumer electronics and professional display products, as well as video delivery and streaming solutions for content service providers. Our core visual display processing technology intelligently processes digital images and video from a variety of sources and optimizes the content for a superior viewing experience. Pixelworks’ video coding technology reduces storage requirements, overcomes bandwidth constraints and converts content between multiple formats to enable seamless delivery of video, including over-the-air (OTA) streaming, while also maintaining end-to-end content security.

The rapid growth in video-capable consumer devices, especially mobile, has increased the demand for visual display processing and video delivery technology in recent years. Our technologies can be applied to a wide range of devices from large-screen projectors to low-power mobile tablets, smartphones, high-quality video infrastructure equipment and streaming devices. Our products are architected and optimized for power, cost, bandwidth, and overall system performance, according to the requirements of specific application. Our primary target markets include digital projection systems, tablets, smartphones, and OTA streaming devices.

Pixelworks was founded in 1997 and is incorporated under the laws of the state of Oregon. Our executive offices are located at 224 Airport Parkway, Suite 400, San Jose, California 95110, our telephone number is (408) 200-9200 and our website is www.pixelworks.com. Our website, and the information contained therein, is not a part of this prospectus.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part pursuant to our contractual obligation to the holders of the convertible debentures named in the section entitled “Selling Stockholders.” We will not receive any of the proceeds from the resale of shares of our common stock from time to time by such selling stockholders. See “Plan of Distribution.”

The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, NASDAQ Global Market listing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses.

SELLING STOCKHOLDERS

The convertible debentures were originally issued by ViXS Systems, Inc. prior to our acquisition of ViXS and may be converted, at the option of the holder prior to their maturity, into shares of our common stock. If we issue shares of our common stock upon conversion of the convertible debentures, the selling stockholders may use this prospectus to resell from time to time the shares of our common stock that we may issue to them upon such conversion.

Information about certain selling stockholders is set forth herein, and information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the Securities and Exchange Commission under the Exchange Act that are incorporated by reference in this prospectus. Selling stockholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus and any accompanying prospectus supplement any or all of the shares of our common stock which we may issue upon the conversion of the convertible debentures.

The following table sets forth information, as of October 20, 2017, with respect to the selling stockholders and the number of shares of our common stock that would become beneficially owned by each selling stockholder should we issue our common stock to such selling stockholder that may be offered pursuant to this prospectus upon the conversion of the convertible debentures. The information is based on information provided by or on behalf of the selling stockholders. The selling stockholders may offer all, some or none of the shares of our common stock which we may issue upon the conversion of the convertible debentures. Because the selling stockholders may offer all or some portion of such shares of our common stock, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of any of these sales. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their convertible debentures or shares of our common stock since the date on which they provided the information regarding their convertible debentures in transactions exempt from the registration requirements of the Securities Act.

The number of shares of our common stock owned by the other selling stockholders or any future transferee from any such holder assumes that they do not beneficially own any shares of common stock other than the common stock that we may issue to them upon the conversion of the convertible debentures.

Based upon information provided by the selling stockholders, none of the selling stockholders nor any of their affiliates, officers, directors or principal equity holders has held any positions or office or has had any material relationship with us within the past three years.

To the extent any of the selling stockholders identified below are broker-dealers, they may be deemed to be, under interpretations of the staff of the Securities and Exchange Commission, “underwriters” within the meaning of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned. Unless otherwise indicated in the footnotes below, the address of each beneficial owner listed in the table is c/o Pixelworks, Inc. 224 Airport Parkway, Suite 400, San Jose, California 95110.

Name (3)	Number of Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Offered Hereby	Number of Shares Beneficially Owned After the Offering(2)	Percentage of Shares Beneficially Owned After the Offering(1)(2)
Brendan Kielty	12,802	*	12,802	—
Covista Value Fund LP (4)	6,906	*	6,906	—	—
Difference Capital Financial Inc. (5)	46,961	*	46,961	—	—
Entrepreneurial Strategic Partners (ESP) Inc. (6)	133,484	*	133,484	—	—
Extuple Limited Partnership (7)	55,248	*	55,248	—	—
Gabriel Bouchard-Phillips	28,036	*	28,036	—	—
Deborah Rodrigo (8)	3,556	*	3,556	—	—
Nimal Rodrigo (9)	3,556	*	3,556	—	—
Hemmes Holdings Inc. (10)	13,812	*	13,812	—	—
JSVB Investments Inc. (11)	138,050	*	138,050	—	—
K2 Principal Fund L.P. (12)	69,060	*	69,060	—	—
Pender Select Ideas Fund (13)	15,789	*	15,789	—	—
Pender Small Cap Opportunities Fund (14)	351,679	1.03%	351,679	—	—
PyintheSky Holdings Inc. (15)	13,812	*	13,812	—	—
TOTAL	892,751	2.62%	892,751	—	—

*	Less than 1%.
(1)	Based on a total of 34,095,964 shares of our common stock outstanding as of October 20, 2017.
(2)	Assumes the selling stockholder sells all of its shares of our common stock offered pursuant to this prospectus.
(3)	Selling stockholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling stockholders will not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.
(4)	The full legal name of the registered holder through which the Covista Value Fund L.P. Pixelworks’ shares are held is Investor Company ITF 5J5862 Covista Value Fund LP. Mr. Rann Cannon and Mr. Spencer MacCosham exercise investment and voting authority with respect to the shares held by Covista Value Fund LP. The address of Covista Value Fund LP is c/o TD Waterhouse, 77 Bloor St., 3rd Floor, Toronto, ON, M44 2TI, Canada.
(5)	Mr. Henry Kneis, Mr. Tom Astle and Mr. Tom Liston hold shared voting and dispositive power over the shares held by Difference Capital Financial Inc. The address of Difference Capital Financial Inc. is 200 Front Street West, Suite 2504, Toronto, Ontario, Canada.
(6)	Mr. David Kramer exercises sole investment and voting authority with respect to the shares held by Entrepreneurial Strategic Planners Inc. The address of Entrepreneurial Strategic Planners Inc. is 21245 Lochinvar Rd.RR2, Dalkeith, ON K0B 1E0, Canada.
(7)	Mr. Philip Deck exercises sole investment and voting authority with respect to the shares held by Extuple Limited Partnership. The address for Extuple Limited Partnership is 77 King St. W, Suite 3740, TD North Tower, PO Box 86, Toronto, ON M5K 1G8, Canada.
(8)	The full legal name of the registered holder through which Ms. Deborah Rodrigo holds the Pixelworks shares is GMP Securities LP ITF Deborah Rodrigo.
(9)	The full legal name of the registered holder through which Mr. Nimal Rodrigo holds the Pixelworks shares is GMP Securities LP ITF Nimal Rodrigo.
(10)	Mr. Derek Hemmes and Ms. Shannon Hemmes together exercise investment and voting authority with respect to the shares held by Hemmes Holdings Inc. The address for Hemmes Holdings Inc. is 2018 Mahon Ave, North Vancouver, BC V7M 2T5, Canada.
(11)

Mr. J. Sebastian Van Berkom exercises investment and voting authority with respect to the shares held by JSVB Investments Inc. The address for JSVB Investments Inc. is 661 De Gaspe, Montreal, Quebec, H3E 1H1, Canada.

(12)	Mr. Daniel Gosselin may be deemed to exercise investment and voting authority with respect to the shares held by K2 Principal Fund L.P. The address for K2 Principal Fund L.P. is 2 Bloor St. W., Suite 801, Toronto, ON M4W 3E2, Canada.
(13)	The full legal name of the registered holder through which the Pender Select Ideas Fund’s Pixelworks’ shares are held is Pender Select Ideas Fund Account #5J5824, 1640.1066 West Hastings Street, Vancouver, British Columbia V6E 3X1. Mr. Dave Barr exercises sole investment and voting authority with respect to the shares held by Pender Select Ideas Fund. The address for Pender Select Ideas Fund is 1640.1066 West Hastings Street, Vancouver, British Columbia V6E 3X1, Canada.
(14)	The full legal name of the registered holder through which the Pender Small Cap Opportunities Fund’s Pixelworks’ shares are held is Pender Small Cap Opportunities Fund Account #PDRF00010002, 1640.1066 West Hastings Street, Vancouver, British Columbia V6E 3X1. Mr. Dave Barr exercises sole investment and voting authority with respect to the shares held by Pender Small Cap Opportunities Fund. The address for Pender Small Cap Opportunities Fund is 1640.1066 West Hastings Street, Vancouver, British Columbia V6E 3X1, Canada.
(15)	Mr. Chad Eliott and Ms. Beth Eliott exercise investment and voting authority with respect to the shares held by PyintheSky Holdings Inc. The address for PyintheSky Holdings Inc. is 125 David Drive, Ottawa, ON K26 2N6, Canada.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our capital stock. Our amended and restated articles of incorporation and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.” Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001. The preferred stock is undesignated as to series, rights, preferences, privileges or restrictions.

Common Stock

We have one existing class of common stock. Holders of our voting common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of common shareholders. Holders of common stock do not have cumulative voting rights.

The holders of shares of our common stock are entitled to participate ratably in dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments. To date, we have never declared a dividend and our board of directors does not have any plans to do so in the future. In the event of our liquidation, dissolution or winding up, after full payment of all debts and other liabilities and liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets. Our common stock has no preemptive subscription or conversion rights.

Our common stock is listed on The NASDAQ Global Market under the symbol “PXLW.”

Broadridge Financial Solutions, Inc. is the Transfer Agent and Registrar for our common stock.

Preferred Stock

Our board of directors is authorized to issue from time to time, without further vote or action by the shareholders, up to an aggregate of 50,000,000 shares of preferred stock in one or more series and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of preferred stock, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•	the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of our liquidation, dissolution or winding up, or upon the distribution of any of our assets; and

•	the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

The preferred stock is undesignated as to series, rights, preferences, privileges or restrictions. No shares of preferred stock are currently outstanding, however, and we currently have no plans to designate any series of preferred stock or issue any shares of preferred stock. However, we may elect to do so in the future.

Anti-takeover Effects of Oregon Law and Our Articles of Incorporation and Bylaws

Provisions of our articles of incorporation and bylaws and provisions of Oregon law may have the effect of delaying or preventing a merger or acquisition of us, making a merger or acquisition of us less desirable to a potential acquirer or preventing a change in our management, even if our shareholders consider the merger, acquisition or change in management favorable or if doing so would benefit our shareholders. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. The following are examples of such provisions:

•	our board of directors is authorized, without prior shareholder approval, to change the size of the board of directors (our articles of incorporation provide that if the board of directors is fixed at seven members or less, the directors shall hold office until the next annual meeting of shareholders and if the board of directors is fixed at eight or more members, the board of directors will be divided into three classes serving staggered terms, which would make it more difficult for a group of shareholders to quickly change the composition of our board of directors);

•	our board of directors may approve the issuance, without further action by the shareholders, of shares of our preferred stock, and to fix the rights and preferences thereof. The issuance of preferred stock with dividend and liquidation rights senior to our common stock or convertible into a large number of shares of our common stock could prevent a potential acquiror from gaining effective economic or voting control;

•	members of our board of directors can be removed only for cause and at a meeting of shareholders called expressly for that purpose, by the vote of 75% of the votes then entitled to be cast for the election of directors;

•	our board of directors may alter our bylaws without obtaining shareholder approval, and shareholders are required to provide advance notice for nominations for election to the board of directors or for proposing matters to be acted upon at a shareholder meeting;

•	specify that no shareholder is permitted to cumulate votes at any election of directors;

•	Oregon law permits our board of directors to consider other factors beyond shareholder value in evaluating any acquisition offer (so-called “expanded constituency” provisions); and;

•	a super-majority vote by 67% of our shareholders is required to approve mergers involving us.

PLAN OF DISTRIBUTION

The selling stockholders, which, as used herein includes donees, pledgees, transferees or other successors-in-interest, selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwritten transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the common stock by any selling stockholder to its partners, members or stockholders;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of the shares offered by the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

EXPERTS

The consolidated financial statements of Pixelworks, Inc. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of ViXS Systems, Inc. as of January 31, 2017 and 2016 and for each of the years then ended included in Exhibit 99.1 of the Pixelworks, Inc. Current Report on Form 8-K/A filed on August 11, 2017 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Alto Law Group LLC, Portland, Oregon.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

•	our Current Reports on Form 8-K filed on March 1, 2017, May 11, 2017, May 23, 2017 (to the extent filed under Item 1.01), August 8, 2017 (as amended by Form 8-K/A filed on August 11, 2017), September 14, 2017 and October 31, 2017; and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 10, 2000, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and telephone number:

Steven Moore, Corporate Secretary

Pixelworks, Inc.

224 Airport Parkway, Suite 400

San Jose, CA 95110

(408) 200-9200

We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the registrant’s expenses in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount
SEC Registration Fee	$594
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$1,406

Total	$62,000

Item 15. Indemnification of Directors and Officers

As an Oregon corporation the Company is subject to the Oregon Business Corporation Act (the “OBCA”) and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2) of the OBCA, Article V of the Company’s Sixth Amended and Restated Articles of Incorporation, as amended, eliminates the liability of the Company’s directors to the Company or its shareholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities.

Section 60.387 et seq. of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation’s best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA mandates indemnifications against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the good faith and reasonable belief standards of conduct set forth in the statute.

The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation’s articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

Additionally, we have entered into indemnity agreements with certain of our officers and directors. The indemnity agreements require us to, among other things, indemnify the officer or director against all expenses incurred by such officer or director as a result of being named or threatened to be named as a party to any proceeding as a result of such officer or director’s service in such capacity, provided that such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal proceeding, that such officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnity agreements also require us to indemnify the officer or director to the fullest extent permitted by law, provided that no indemnification will be provided if such officer or director’s conduct constitutes a breach of the duty of loyalty to the Company or is an act or omission not in good faith or involves intentional misconduct or a knowing violation of the law.

Item 16. Exhibits and Financial Schedule

Exhibit Number	Description

2.1	Arrangement Agreement between Pixelworks, Inc. and ViXS Systems Inc. dated May 18, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 23, 2017).

2.2	Plan of Arrangement (Schedule A to the Arrangement Agreement), as approved by the Ontario Superior Court of Justice (Commercial List) (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed August 8, 2017).

4.1	Sixth Amended and Restated Articles of Incorporation of Pixelworks, Inc., As Amended by First and Second Amendments thereto (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2004).

4.2	Third Amendment to Sixth Amended and Restated Articles of Incorporation of Pixelworks, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 11, 2008).

4.3	Second Amended and Restated Bylaws of Pixelworks, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed on March 10, 2010).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 filed on November 22, 2010).

5.1	Opinion of Alto Law Group LLC.

23.1	Consent of Alto Law Group LLC (included in legal opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Powers of Attorney (included on signature pages of this registration statement).

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Pixelworks, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on October 31, 2017.

PIXELWORKS, INC.

By:	/s/ Todd DeBonis
Todd DeBonis President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Todd DeBonis and Steven L. Moore, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

/s/ Todd De Bonis Todd DeBonis	President, Chief Executive Officer (Principal Executive Officer), and Director	October 31, 2017

/s/ Steven L. Moore Steven L. Moore	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 31, 2017

/s/ Richard L. Sanquini Richard L. Sanquini	Chairman of the Board	October 31, 2017

/s/ C. Scott Gibson C. Scott Gibson	Director	October 31, 2017

/s/ Daniel J. Heneghan Daniel J. Heneghan	Director	October 31, 2017

/s/ David J. Tupman David J. Tupman	Director	October 31, 2017